Exhibit T3A.3
STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION
AMBASSADORS CRUISE GROUP, LLC
     This Certificate of Formation of Ambassadors Cruise Group, LLC, dated December 19, 2005, is duly executed and filed by Rita Pfetzing, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et. seq.).
     FIRST. The name of the limited liability company formed hereby is Ambassadors Cruise Group, LLC.
     SECOND. The address of the registered office of the limited liability company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19901.
     THIRD. The name and address of the registered agent for service of process on the limited liability company in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19901.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Rita Pfetzing Rita Pfetzing
Authorized Person